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                                                                EX-99.B(g)(2)(i)

                                    Exhibit A

                      Portfolios of Wells Fargo Funds Trust

                            International Equity Fund
                               Outlook Today Fund
                                Outlook 2010 Fund
                                Outlook 2020 Fund
                                Outlook 2030 Fund
                                Outlook 2040 Fund
                        Specialized Health Sciences Fund
                           Specialized Technology Fund

As approved by the Board of Trustees on January 25, 2000, and amended May 9, 2000, July 25, 2000, December 18, 2000 and May 8, 2001.

Most Recent Approval Date: August 6, 2002.